Exhibit 1

AGREEMENT REGARDING THE JOINT FILING OF SCHEDULE 13G

The undersigned hereby agree as follows:

(i)	Each of them is individually eligible to use the Schedule 13D to which this Exhibit is attached, and such Schedule 13D is filed on behalf of each of them; and

(ii)	Each of them is responsible for the timely filing of such schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Date: August 16, 2021

NAVIERA ULTRANAV LIMITADA

By:	/s/ Raimundo Sánchez
Name: Raimundo Sánchez
Title: Chief Operating Officer

Ultranav International S.A.

By:	s/ Raimundo Sánchez
Name: Raimundo Sánchez
Title: Director

Ultranav Denmark ApS

By:	s/ Francisco Larraín
Name: Francisco Larraín
Title: Chief Executive Officer

SCHEDULE A

Directors and Executive Officers of Naviera Ultranav Limitada

Name	Business address	Principal occupation	Citizenship
Dag von Appen	Av. El Bosque Norte 500 P. 19 Las Condes, Santiago, Chile 7550092	Director, Chairman of the Board	Chilean
Guillermo Tagle	Av. Apoquindo 3721, P. 9, Las Condes, Santiago, Chile 7550092	Director	Chilean
Enrique Ide	Av. El Bosque Norte 500 P. 19, Las Condes, Santiago, Chile 7550092	Director	Chilean
Jan Vermeij	Av. El Bosque Norte 500 P. 19, Las Condes, Santiago, Chile 7550092	CEO and Director	Chilean
Raimundo Sánchez	Av. El Bosque Norte 500 P. 20, Las Condes, Santiago, Chile 7550092	COO	Chilean
Francisco Larraín	Av. El Bosque Norte 500 P. 19, Las Condes, Santiago, Chile 7550092	CFO	Chilean

Directors and Executive Officers of Ultranav International S.A.

Name	Business address	Principal occupation	Citizenship
Dag von Appen	Av. El Bosque Norte 500 P. 19 Las Condes, Santiago, Chile 7550092	Director, Chairman of the Board	Chilean
Enrique Ide	Av. El Bosque Norte 500 P. 19, Las Condes, Santiago, Chile 7550092	Director	Chilean
Jan Vermeij	Av. El Bosque Norte 500 P. 19, Las Condes, Santiago, Chile 7550092	CEO and Director	Chilean
Michael Schröder	Smakkedalen 6 2820 Gentofte Denmark	Director	Chilean
Raimundo Sánchez	Av. El Bosque Norte 500 P. 20, Las Condes, Santiago, Chile 7550092	Director	Chilean
Francisco Larraín	Av. El Bosque Norte 500 P. 19, Las Condes, Santiago, Chile 7550092	CFO	Chilean

Directors and Executive Officers of Ultranav Denmark ApS

Name	Business address	Principal occupation	Citizenship
Dag von Appen	Av. El Bosque Norte 500 P. 19 Las Condes, Santiago, Chile 7550092	Director, Chairman of the Board	Chilean
Enrique Ide	Av. El Bosque Norte 500 P. 19, Las Condes, Santiago, Chile 7550092	Director	Chilean
Carsten Haagensen	Smakkedalen 6 2820 Gentofte Denmark	Director	Danish
Francisco Larraín	Av. El Bosque Norte 500 P. 19, Las Condes, Santiago, Chile 7550092	CEO	Chilean

3